                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                TOMAX CORPORATION


        Tomax Corporation, a Delaware corporation, hereby certifies as follows:

        The original Certificate of Incorporation for Tomax Corporation (the "COMPANY") was filed in the office of the Secretary of State of the State of Delaware on [DATE], 2000. All amendments to the Certificate of Incorporation reflected herein have been duly authorized and adopted by the Company's Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

        This Amended and Restated Certificate of Incorporation restates and integrates and amends the Certificate of Incorporation of the Company. The text of the Certificate of Incorporation is amended hereby to read as herein set forth in full:

                                    ARTICLE I

        The name of the corporation is Tomax Corporation.

                                   ARTICLE II

        The nature of the business or purpose to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III

        The corporation shall have authority to issue shares as follows:

        One hundred million (100,000,000) shares of common stock, par value $0.001 per share. Each share of common stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

        Five million (5,000,000) shares of Preferred Stock, par value $0.001 per share which may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

        The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV

        The number of directors which constitute the entire Board of Directors of the corporation shall be as specified in the Bylaws of the corporation. At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law.

        The directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the effective date of this corporation's initial public offering (the "EFFECTIVE DATE"), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

        If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Any director may be removed from office by the stockholders of the corporation only for cause. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

                                    ARTICLE V

        The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, zip code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE VI

        The corporation is to have perpetual existence.

                                   ARTICLE VII

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

                                  ARTICLE VIII

        The election of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                   ARTICLE IX

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                    ARTICLE X

        No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

                                   ARTICLE XI

        To the fullest extent permitted by the Delaware General Corporation Law or any other applicable law as now in effect or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director.

        The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she or his or her testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation or serves or served any other enterprise as a director, officer, employee or agent at the request of the corporation or any predecessor to the corporation.

        Neither any amendment nor repeal of this Article XI, nor the adoption of any provision of this corporation's Certificate of Incorporation inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article XI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XII

        The affirmative vote of sixty-six and two thirds (66 2/3%) of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote shall be required for the adoption, amendment or repeal of the Corporation's Bylaws by the stockholders.

                                  ARTICLE XIII

        Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Article IV, Article X, Article XII or Article XIII or any provision therof, unless such amendment shall be approved by a majority of the directors of the Corporation not affiliated or associated with any person or entity holding (or which has announced an intention to obtain) 20% or more of the voting power of the Corporation's outstanding capital stock.

                                   ARTICLE XIV

        Except as provided in Article XI, Article XII and Ariticle XIII above, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Eric Olafson, the Chief Executive Officer of the Company, and attested by ____________, the Secretary of the Corporation. The signatures below shall constitute the affirmation or acknowledgment, under penalties of perjury, that the facts herein stated are true.

Dated:  ______________, 2000


                                        ----------------------------------------
                                        Eric Olafson, President
                                        Chief Executive Officer


ATTEST:

----------------------------------

----------------------------------
Secretary